EXHIBIT 10(b)


                        DIRECTOR RETIREMENT PLAN



           This Retirement Plan for the benefit of the Directors of IES INDUSTRIES, INC. is adopted this 1st day of February, 1994, amended November 6, 1996, and revised effective May 22, 1997, by IES INDUSTRIES INC. (hereafter the "Company").

WITNESSETH:

           WHEREAS, the Company wishes to provide a non-qualified retirement benefit for its Directors, subject to a Director satisfying certain conditions and periods of service as a Director with the Company as set forth herein.

           NOW, THEREFORE, the Company hereby adopts the following non-qualified Retirement Plan (the "Plan"):

                           ARTICLE I

           1.1 Right to Participate Under This Plan and Loss of Such Right. The only individuals eligible to participate under this Plan shall be those Directors of the Company who are serving on the date of the adoption of this Plan or who subsequently serve on the Board of Directors of the Company, and who complete the required years of service with the Company as a Director and who satisfy the other terms and conditions of this Plan.

                           ARTICLE II

          2.1 Director. "Director" shall mean an individual elected by the shareholders of the Company to serve as a member of the Board of Directors of the Company.

           2.2 Qualified Director. "Qualified Director" shall mean a Director who has served at least forty-eight (48) months (service before the adoption of this Plan shall be taken into account for this purpose) as a Director of the Company, as a Director of IOWA SOUTHERN INC. or IE INDUSTRIES INC. and who has not acted in a manner detrimental to the best interests of the Company as determined by the Board of Directors. The service requirement may be satisfied by continuous or non-continuous service as a Director.

           2.3 Qualified Inside Director. "Qualified Inside Director" shall mean any Qualified Director who has served as a Director while in regular employee status with the Company, IES UTILITIES INC. or any affiliated companies.

           2.4 Annual Directors Fee. "Annual Directors Fee" shall mean the annual outside Directors Fee in effect at the time of a Qualified Director's termination of his or her position as a Director with the Company. For those Directors who are Directors as of November 6, 1996, and who will not be a Director as a result of the Merger among WPL Holdings, Inc. and Interstate Power Company, the "Annual Directors Fee" shall mean the annual cash fee and the value of the common stock award in effect at the time of that Director's termination as a Director.

           2.5 Surviving Spouse. "Surviving Spouse" shall mean the individual, if any, married to a Qualified Director at the time of his or her death.

           2.6 Retirement Benefit. "Retirement Benefit," shall mean an amount equal to eighty percent (80%) of the Annual Directors Fee. Such benefit shall be paid on the date the Company pays Annual Directors Fee.

           2.7 Death Benefit. "Death Benefit" shall mean an amount equal to eighty percent (80%) of the Annual Directors Fee. Such benefit shall be paid on the date the Company pays Annual Directors Fee.

           2.8 Board of Directors. "Board of Directors" shall mean the Board of Directors of the Company.

           2.9 Benefit Period. "Benefit Period" shall mean a period of four (4) years plus one (1) additional year for each additional twelve
(12) months of service as a Director after forty-eight (48) months of service, subject to the limitation that in no event shall the Benefit Period be more than eight (8) years.

                          ARTICLE III

           3.1 Receipt of Retirement Benefit upon Director's Retirement from the Company. Subject to Paragraph 3.2 of this Article and the provisions of Article V, a Qualified Director shall receive an amount equal to the Retirement Benefit, as established in Paragraph 2.6 of
Article II of this Plan, for the Benefit Period, as established under Paragraph 2.9 of Article II. The Retirement Benefit shall be paid to the Qualified Director or his or her Surviving Spouse. Payment of the Retirement Benefit shall commence to a Qualified Director, other than a Qualified Inside Director, on the next date, following the Qualified Director's termination as a Director, that the Company pays the Annual Directors Fee to its Board of Directors except that payment shall commence 30 days following the effective date of the Merger among the Company, WPL Holdings, Inc. and Interstate Power Company for those Qualified Directors who are Directors as of May 22, 1997 and who will not be a Director as a result of the above referenced Merger. Payment of the Retirement Benefit shall be made to a Qualified Inside Director on the next date one (1) year following the later of the Qualified Inside Director's termination as a Director or termination of employment with the Company or any affiliate that the Company pays the Annual Directors Fee to its Board of Directors.

           3.2 Benefit Payable to Surviving Spouse Prior to Receipt by Director of Benefits for the Benefit Period. Subject to the provisions of Article V, in the event of the death of the Qualified Director after termination as a Director, but prior to the Qualified Director receiving the Retirement Benefit payments for the Benefit Period that he or she is entitled to receive from the Company under this Plan, the Surviving Spouse of the Qualified Director shall be entitled to receive the Retirement Benefit payments under this Plan until the earlier of (a) the receipt by the Qualified Director and his or her Surviving Spouse of Retirement Benefit payments under this Plan for the Benefit Period that the Director was entitled to receive; or (b) the Surviving Spouse's death.

           3.3 Receipt of Retirement Benefit Upon Merger With WPL Holdings, Inc. and Interstate Power Company. Subject to Paragraph 3.2 of the Article and the provisions of Article V, Qualified Directors and Qualified Inside Directors, who become Directors of Interstate Energy Corporation upon the merger of the Company with WPL Holdings, Inc. and Interstate Power Company, shall receive an amount equal to the
Retirement Benefit, as established in Paragraph 2.6 of Article II of this Plan, for the Benefit Period, as established under Paragraph 2.9 of
Article II. The Retirement Benefit shall be paid to the Qualified Director or Qualified Inside Director or to his or her Surviving Spouse. Payment of the Retirement Benefit shall commence 30 days following the effective date of the Merger among the Company, WPL Holdings, Inc. and Interstate Power Company.

                           ARTICLE IV

          4.1 Death Benefit Payable Prior to Termination as a Director. Subject to the provisions of Article V, if a Director dies while serving as a Director with the Company and at the time of death was a Qualified Director, the Company shall pay to the Surviving Spouse of the Qualified Director a Death Benefit as defined in Paragraph 2.7. The Death
Benefit, if any, payable under this Article is to be made in yearly payments (on the date that Company pays the Annual Directors Fee) for a period equal to the Benefit Period for which the Director was entitled to receive benefit payments at the time of his or her death. The first payment to be made under this Article shall be on the next date that the Company pays its Annual Directors Fee following the death of the Director. If the Qualified Director leaves no Surviving Spouse or the
Surviving Spouse dies prior to the receipt of the yearly Death Benefit payments that he or she is entitled to receive, the Death Benefit shall terminate and the Company shall have no further obligation under this Plan.

                           ARTICLE V

           5.1 Retirement Benefit or Death Benefit Payable if No Surviving Spouse. In the event a Qualified Director dies leaving no Surviving Spouse or, if at any time during the Benefit Period or during the period for payment of the Death Benefit under Article IV the
Qualified Director's Surviving Spouse dies, the payments to the Surviving Spouse shall terminate and the Company shall have no further obligation under Articles III or IV.

           5.2 No Payment to the Qualified Director's or Surviving Spouse's Estate. In no event shall any payment under this Plan be payable to the estate of any Qualified Director, the estate of any Qualified Director's Surviving Spouse or to any heir of either of the above.

           5.3 No Payment Beyond Benefit Period. In no event shall the Director or his or her Surviving Spouse be entitled to receive a Retirement Benefit or a Death Benefit for more than the Benefit Period.

                           ARTICLE VI

           6.1 Unsecured Obligation. The Company's obligation under this Plan to the Qualified Director or his or her Surviving Spouse is solely an unsecured promise of the Company and nothing herein shall be construed to give the Qualified Director or his or her Surviving Spouse any right, title, interest or claim in or to any specific asset, fund, reserve, account or property of any kind whatsoever owned by the Company or in which it may have any right, title, or interest now or in the future. The Qualified Director or his or her Surviving Spouse shall have only the right to enforce a claim against the Company in the same manner as any unsecured creditor.

                          ARTICLE VII

           7.1 Modifications. At any time this Plan may be terminated or amended by action of the Board of Directors in its sole and absolute discretion without notice, consent or approval of any Director. The right of the Board of Directors to amend or terminate this Plan at any time shall include the absolute discretion to make any amendments prospective or retroactive in application, except that no such amendment or termination shall terminate or reduce any benefit to a Qualified Director or his or her Surviving Spouse after that Qualified Director or his or her Surviving Spouse has received one (1) annual benefit payment under this Plan.

            7.2 Administration and Interpretation of this Plan. Interpretation by the Board of Directors shall be final and binding upon a Director. The Board of Directors in its sole and absolute discretion shall have the right to determine whether a Director has acted in a manner detrimental to the best interests of the Company. The Board of Directors may adopt rules and regulations relating to this Plan as it may deem necessary or advisable for the administration of this Plan, including designating a committee to act on behalf of the full Board of Directors.

           7.3 Claims Procedure. If a Qualified Director or the Qualified Director's Surviving Spouse (hereinafter referred to as a "Claimant") is denied the Retirement Benefit or the Death Benefit under this Plan for any reason including a determination that the Director has acted in a manner detrimental to the best interests of the Company, he or she may file a claim with the Board of Directors. The Board of Directors shall notify the Claimant within sixty (60) days of allowance or denial of the claim, unless the Claimant receives written notice from the Board of Directors prior to the end of the sixty (60) day period stating that special circumstances require an extension of the time for decision. Notice of the Board of Directors' decision shall be in writing sent by mail to Claimant's last known address, and, if a denial of the claim, must contain the following information:

                     a.   specific reasons for the denial;

                     b. specific reference to pertinent provisions of this Plan on which the denial is based; and

                     c. if applicable, a description of any additional information or material necessary to perfect the claim, an explanation of why such information or material is necessary and an explanation of the claims review procedure.

          7.4  Review Procedure.

                     a. A Claimant is entitled to request a review of any denial of his or her claim for the Retirement Benefit or Death Benefit by the Board of Directors. The request for review must be submitted in writing within sixty (60) days of mailing of the notice of the denial. Absent a request for review within the sixty (60) day period, the claim will be deemed to be conclusively denied. The Claimant or his or her representative shall be entitled to review all pertinent documents, and to submit issues and comments orally and in writing.

                     b. The review shall be conducted by the Board of Directors, which shall afford the Claimant a hearing and the opportunity to review all pertinent documents and submit issues and comments orally and in writing. The Board of Directors shall render a decision within ninety (90) days after receipt of a request for a review, provided that, in special circumstances (such as the necessity of holding a hearing) the Board of Directors may extend the time for decision by not more than sixty (60) days upon written notice to the Claimant. The Claimant shall receive written notice of the Board of Directors' review decision, together with specific reasons for the decision and references to the pertinent provisions of this Plan.

                          ARTICLE VIII

            8.1 Assignability of Benefits. Neither a Qualified Director, nor his or her Surviving Spouse, shall have the power to transfer, assign, anticipate, mortgage or otherwise encumber any right to receive Retirement Benefits or Death Benefits in advance of such payment and any attempted transfer, assignment, anticipation, mortgage or encumbrance shall be void. No payment shall be subject to seizure for payment of public or private debts, judgments, alimony or separate maintenance, or be transferred by operation of law in the event of bankruptcy, insolvency or otherwise.

                           ARTICLE IX

           9.1 Covenant Not to Compete. Payments pursuant to this Plan also serve as consideration for the following covenant not to compete. Notwithstanding anything in this Plan to the contrary, it is expressly agreed that the Retirement Benefit or the Death Benefit payment under this Plan shall terminate as to the Qualified Director and his or her Surviving Spouse and the Company shall have no further obligation under this Plan upon the violation of the provisions of Paragraph 9.2 by the Qualified Director.

           9.2 If the Qualified Director, during the period set forth herein and within the service area in which the Company or any affiliated companies provide utility services or, in the case of any non-utility business, within the geographic area served by such business, accepts employment or engages in any business as an employee, officer, consultant, director or becomes a partner or shareholder (except that the Qualified Director and his or her Surviving Spouse may hold up to a five percent (5%) interest in any company that is traded on the New York Stock Exchange, American Stock Exchange or other national over-the-counter exchange) in any company that is in competition with the business of the Company or any of its affiliated companies, and the Qualified Director fails to terminate such position within thirty (30) days after notice from the Board of Directors to the Qualified Director of the violation of this covenant not to compete, the Qualified Director and the Qualified Director's Surviving Spouse shall forfeit all rights to future payments under this Plan, and the Company shall have no further obligation under this Plan. Any violation of the provisions set forth above during the period the Qualified Director is receiving any payments under this Plan beginning with the date of the receipt of the first payment under this Plan shall constitute a violation of this Article and result in the termination of all future payments under this
Plan.   The  determination of the Board of Directors  as  to  whether  a business  is in competition with the Company and whether the Competition
is   occurring  in  the  geographic  area  designated  above  shall   be
controlling for purposes of this Plan.

                           ARTICLE X

           10.1 Applicable Law. This Plan shall be governed by and construed in accordance with the laws of the State of Iowa and venue for any action brought under this Agreement shall be in Linn County, Iowa.

           10.2   Tax  Withholding.   The  Company  shall  withhold  all
applicable taxes required on all payments under this Plan.

                           ARTICLE XI

          11.1 Headings. The headings in this Plan are for convenience only and shall not be used to interpret or construe its provisions.